Joint Filer Information

Name: Ardsley Partners Fund II, L.P.

Address: 262 Harbor Drive, Stamford, Connecticut 06902

Designated Filer: Ardsley Advisory Partners

Issuer & Ticker Symbol: Saba Software, Inc. (SABA)

Date of Event Requiring Statement: November 1, 2013

Signature: ARDSLEY PARTNERS FUND II, L.P.

BY: Ardsley Partners I, its general partner

BY:/s/ Steven Napoli

Name: Steven Napoli

Title: General Partner

Name: Ardsley Partners Institutional Fund, L.P.

Address: 262 Harbor Drive, Stamford, Connecticut 06902

Designated Filer: Ardsley Advisory Partners

Issuer & Ticker Symbol: Saba Software, Inc. (SABA)

Date of Event Requiring Statement November 1, 2013

Signature: ARDSLEY PARTNERS II, L.P.

BY: Ardsley Partners I, its general partner

BY:/s/ Steven Napoli

Name: Steven Napoli

Title: General Partner

Name: Ardsley Partners Renewable Energy Fund, L.P.

Address: 262 Harbor Drive, Stamford, Connecticut 06902

Designated Filer: Ardsley Advisory Partners

Issuer & Ticker Symbol: Saba Software, Inc. (SABA)

Date of Event Requiring Statement: November 1, 2013

Signature: ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P.

BY: Ardsley Partners I, its general partner

BY:/s/ Steven Napoli

Name: Steven Napoli

Title: General Partner

Name: Ardsley Partners I

Address: 262 Harbor Drive, Stamford, Connecticut 06902

Designated Filer: Ardsley Advisory Partners

Issuer & Ticker Symbol: Saba Software, Inc. (SABA)

Date of Event Requiring Statement: November 1, 2013

Signature: ARDSLEY PARTNERS I

BY:/s/ Steven Napoli

Name: Steven Napoli

Title: General Partner

Name: Philip J. Hempleman, individually

Address: 262 Harbor Drive, Stamford, Connecticut 06902

Designated Filer: Ardsley Advisory Partners

Issuer & Ticker Symbol: Saba Software, Inc. (SABA)

Date of Event Requiring Statement: November 1, 2013

BY:/s/ Steven Napoli*
Steven Napoli

As attorney in fact for

Philip J. Hempleman